Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of our reports dated March XX, 2006, with respect to the consolidated financial statements and schedule of Midway Games Inc., Midway Games Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Midway Games Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.
(1) Registration Statement No. 333-130130 on Form S-3,
(2) Registration Statement No. 333-130131 on Form S-3,
(3) Registration Statement No. 333-130132 on Form S-3,
(4) Registration Statement No. 333-130133 on Form S-3,
(5) Registration Statement No. 333-130134 on Form S-3,
(6) Registration Statement No. 333-127796 on Form S-3,
(7) Registration Statement No. 333-127795 on Form S-3,
(8) Registration Statement No. 333-125830 on Form S-8,
(9) Registration Statement No. 333-121523 on Form S-3,
(10) Registration Statement No. 333-120952 on Form S-3,
(11) Registration Statement No. 333-120347 on Form S-8,
(12) Registration Statement No. 333-116334 on Form S-3,
(13) Registration Statement No. 333-115098 on Form S-8,
(14) Registration Statement No. 333-115055 on Form S-3,
(15) Registration Statement No. 333-113077 on Form S-3,
(16) Registration Statement No. 333-110147 on Form S-3,
(17) Registration Statement No. 333-110146 on Form S-3,
(18) Registration Statement No. 333-98745 on Form S-8,
(19) Registration Statement No. 333-69768 on Form S-3,
(20) Registration Statement No. 333-63642 on Form S-3,
(21) Registration Statement No. 333-46618 on Form S-8,
(22) Registration Statement No. 333-73451 on Form S-8,
(23) Registration Statement No. 333-68373 on Form S-8,
(24) Registration Statement No. 333-25757 on Form S-8, and
(25) Registration Statement No. 333-57583 on Form S-8.
/s/ Ernst & Young LLP
Chicago, Illinois
March 10, 2006